Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-259732 on Form S-8 and Registration Statement No. 333-268119 on Form S-3 of our report dated February 28, 2024, relating to the financial statements of Sovos Brands, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 30, 2023.

/s/ Deloitte & Touche LLP

Denver, Colorado

February 28, 2024